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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of Fiserv, Inc. on Form S-4 of our report dated February 14, 1997, except for
Note 12, as to which the date is March 3, 1997, on our audits of the consolidated financial statements and financial statement schedules of BHC Financial, Inc. as of December 31, 1996 and for the years ended December 31, 1996 and 1995, which report is included in Fiserv, Inc.'s Annual Report on Form 10-K which is incorporated by reference in this registration statement. We also consent to the reference to our firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.
Philadelphia, Pennsylvania
February 27, 1998